SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                                FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            INNOVO GROUP INC.
           (Exact name of registrant as specified in its charter)

           Delaware                            11-2928178
(State or other jurisdiction of    (I.R.S. Employer Identification No.)
 incorporation or organization)

                    5900 S. Eastern Ave., Suite 104
                           Commerce, CA 90040
            (Address of Principal Executive Offices)(Zip Code)

                 2000 Employee Stock Incentive Plan;
                 2000 Director Stock Incentive Plan;
		   Furrow Non-Qualified Stock Options; and
                Anderson Non-Qualified Stock Options
                     (Full titles of the plans)

                         Samuel J. Furrow, Jr.
                        Chief Executive Officer

                            Innovo Group Inc.
                      5900 S. Eastern Ave., Suite 104
                           Commerce, CA 90040
                 (Name and address of agent for service)

                             With copies to:
                          Gilbert H. Davis, Esq.
                       Sims Moss Kline & Davis LLP
                     Three Ravina Drive, Suite 1700
                           Atlanta, Georgia 30346
                              (770) 481-7200

                              (323) 725-5516
         (Telephone number, including area code, of agent for service)

                               Proposed      Proposed
   Title of                    Maximum       Maximum
  Securities                   Offering     Aggregate      Amount of
    To Be       Amount To Be     Price      Offering      Registration
  Registered     Registered   Per Share      Price             Fee

  Common Stock   76,923 (1)	   $0.39      $   30,000      $  2.76
  $0.10 per     345,641 (1)	   $1.00      $  345,641      $ 31.80
  share	    450,000 (2)	   $1.25      $  562,500      $ 51.75
		    200,000 (2)      $2.40      $  480,000      $ 44.16
              1,077,436 (1)(3)   $3.43      $3,695,605      $340.00

                    CALCULATION OF REGISTRATION FEE

(1) Represents the number of shares of Common Stock available for issuance pursuant to current grants under both the Innovo Group Inc. 2000 Employee Stock Incentive Plan, as amended (the "Employee Plan") and the Innovo Group Inc. 2000 Director Stock Incentive Plan, as amended (the "Director Plan" and collectively, the "Plans"). The aggregate numbers of shares available for issuance under the Employee Plan and Director Plan are 1,000,000 and 500,000, respectively, subject to any adjustments as provided for therein.

(2) Represents shares of common stock issuable upon the exercise of non-qualified employee stock options issued outside of the Plans to both Samuel
J. Furrow, Jr., Chief Executive Officer, for an aggregate of 250,000 shares (the "Furrow Non-Qualified Stock Options" and Patricia Anderson-Lasko, President, for an aggregate of 400,000 shares (the "Anderson Non-Qualified Stock Options").

(3) Pursuant to Rule 457(c) and (h), the proposed Maximum Offering Price per share and the proposed Maximum Aggregate Offering Price for 1,077,436 of the shares are estimated solely for purposes of calculating the registration fee and is based upon the average high and low prices for the Registrant's common stock of $3.43 per share on the NASDAQ National Market for January 15, 2003.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.


                            PART I
         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.  Plan Information.

  The Registration Statement relates to the registration of 2,150,000 shares of common stock, par value $0.10 per share, of the Registrant to be offered or sold pursuant to the Plans and the Furrow Non-Qualified Stock Options and the Anderson Non-Qualified Stock Options. The documents containing information specified in the instructions to part I of Form S-8 will be sent or given to the employees participating in the Plans and non-qualified stock options as specified by Rule 428(b)(1) of Regulation C under the Securuties Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

Item 2.  Registration Information and Annual Information.

  The Registrant shall provide a written statement to participants in the Plans and non-qualified stock options advising them of the availability, without charge, upon written or oral request,of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, the documents which are incorporated by reference into the Section 10(a) Prospectus, and the documents required to be delivered to them pursuant to Rule 428(b) of Regulation C under the Securities Act. The address, title of the individual or department, and telephone number to which the request is to be directed shall be provided to participants.

                              PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents heretofore filed or to be filed by Innovo Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") (Commission File Number 0-18926) are incorporated by reference herein:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 1, 2001;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31,2002;

(c) The Company's Current Report on Form 8-K dated July 26, 2002;

(d) The Company's Quarterly Report on Form 10-Q for the quarter (as amended by Form 10-Q/A) ended June 1, 2002;

(e) The Company's Quarterly Report on Form 10-Q for the quarter ended March 2, 2002; and

(f) The description of the Company's Common Stock which is contained in the Company's registration statement filed under Section 12 of the Exchange Act, including any amendments and reports filed for the purpose of updating such description.

    All other documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any of its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if any such person acted in good faith and in a manner reasonably believed to be in or not opposed to be the best interests of the corporation, and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article Nine of the Company's Amended and Restated Certificate of Incorporation requires that the Company indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Company to the fullest extent allowed by Delaware law.

     The Company's Amended and Restated Certificate of Incorporation relieves its directors from personal liability to the Company or to stockholders for breach of any such director's fiduciary duty as a
director  to  the  fullest  extent   permitted  by  the  Delaware  General
Corporation Law. Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages fore any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith,
(iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transaction from which the director derived an improper personal benefit.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
section  15(d) of the  Securities   Exchange  Act  of   1934)  that  is
incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 9th day of January, 2003.

                                        INNOVO GROUP INC.


                                        By: /s/ Samuel J. Furrow, Jr.
                                            -------------------------
                                            Samuel J. Furrow, Sr.
                                            Chief Executive Officer

                          POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel J. Furrow, Jr. and Patricia Anderson-Lasko and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of January 9, 2003, by the following persons in the capacities and on the dates indicated.

                             SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

/s/ Samuel J. Furrow, Jr.     CEO, Acting CFO,          January 9, 2003
-------------------------     Chief Operating Officer &
Samuel J. Furrow, Jr.         Director; Principal Executive
                              Financial & Accounting Officer

/s/ Patricia Anderson-Lasko   President and Director    January 9, 2003
---------------------------
Patricia Anderson-Lasko


/s/ Samuel J. Furrow          Chairman of the Board,    January 9, 2003
--------------------          Director
Samuel J. Furrow

/s/ Marc B. Crossman          Director                  January 9, 2003
--------------------
Marc B. Crossman

/s/ Daniel Page               Director                  January 9, 2003
---------------
Daniel Page


/s/ Dr. John Looney           Director                  January 9, 2003
-------------------
Dr. John Looney

                          EXHIBIT INDEX


     The following exhibits are filed as a part of the Registration
Statement:

Exhibit 4.1    2000 Employee Stock Incentive Plan*

Exhibit 4.2    2000 Director Stock Incentive Plan**

Exhibit 5      Opinion of Sims Moss Kline & Davis LLP

Exhibit 23.1   Consent of Ernst & Young LLP

Exhibit 23.2   Consent of BDO Seidman, LLP

Exhibit 23.3   Consent of Sims Moss Kline & Davis LLP (included in
               Exhibit 5)

Exhibit 24     Power of Attorney (included on signature page)

Exhibit 10.85 Non-Qualified Stock Option between Samuel J. Furrow and Innovo Group Inc., dated June 5, 2001.

Exhibit 10.86 Non-Qualified Stock Option between Patricia Anderson-Lasko and Innovo Group Inc., dated June 5, 2001.

Exhibit 10.87 Non-Qualified Stock Option between Samuel J. Furrow and Innovo Group Inc., dated December 11, 2002

Exhibit 10.88 Non-Qualified Stock Option between Patricia Anderson-Lasko and Innovo Group Inc., dated December 11, 2002



*   Incorporated by reference from Attachment D to the Company's
    Definitive Proxy Statement filed on Schedule 14A filed with the Commission on September 19, 2000 [SEC File No. 000-18926].

**  Incorporated by reference from Attachment E to the Company's
    Definitive Proxy Statement filed on Schedule 14A filed with the Commission on September 19, 2000 [SEC File No. 000-18926].